As filed with the Securities and Exchange Commission on February 27, 2013

Registration No. 333-133588

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	36-1823834
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Edens and Winnetka Road

Northfield, Illinois 60093

(Address, including zip code, of Principal Executive Offices)

Stepan Company 2006 Incentive Compensation Plan

(Full title of the plan)

H. Edward Wynn

Vice President, General Counsel and Secretary

Stepan Company

Edens and Winnetka Road

Northfield, Illinois 60093

(847) 446-7500

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE TO

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

On December 14, 2012, Stepan Company (the “Registrant”) effected a two-for-one stock split (the “Stock Split”) of the Registrant’s common stock, par value $1.00 per share (“Common Stock”). Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant hereby amends its Registration Statement on Form S-8 (Registration No. 333-133588), filed on April 27, 2006, to reflect that, as a result of the Stock Split, the number of shares registered for issuance under the Stepan Company 2006 Incentive Compensation Plan, as amended (the “Plan”), increased from 1,000,000 to 2,000,000.

Such Registration Statement is further amended to reflect that, in accordance with Rule 416(a) of the Securities Act, the number of shares registered shall include such additional shares that may be issued from time to time under the Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

The legality of the shares of Common Stock being offered under this Registration Statement has been passed upon for the Registrant by Mr. H. Edward Wynn, who owns or has rights to acquire an aggregate of less than 1% of the Common Stock.

Item 8. Exhibits.

Exhibit Number	Description

5.1	Opinion of Counsel

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northfield, State of Illinois, on this 27th day of February, 2013.

STEPAN COMPANY

By:	/s/ H. Edward Wynn
	Name:	H. Edward Wynn
	Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated and on the date indicated above.

Signature	Title(s)

*	President, Chief Executive Officer and Director (Principal Executive Officer)
F. Quinn Stepan, Jr

*	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
James E. Hurlbutt

*	Chairman and Director
F. Quinn Stepan

*	Director
Michael R. Boyce

*	Director
Randall S. Dearth

*	Director
Joaquin Delgado

*	Director
Gregory E. Lawton

*	Director
Edward J. Wehmer

*	This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed on behalf of the above officers and directors by H. Edward Wynn, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

Dated: February 27, 2013	By:	/s/ H. Edward Wynn
H. Edward Wynn
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Counsel

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney